     As filed with the Securities and Exchange Commission on June 14, 2002.
                          Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                        Provident Bankshares Corporation
             (Exact name of registrant as specified in its charter)

                MARYLAND                               52-1518642
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
      incorporation or organization)

                            114 EAST LEXINGTON STREET
                            BALTIMORE, MARYLAND 21202
                    (Address of principal executive offices)

         EMPLOYEES RETIREMENT SAVINGS PLAN OF PROVIDENT BANK OF MARYLAND
                            (Full title of the plan)

                                 Robert L. Davis
                      Managing Director and General Counsel
                        Provident Bankshares Corporation
                            114 East Lexington Street
                            Baltimore, Maryland 21202
                                 (410) 277-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                Edward J. Adkins
                             Christopher R. Johnson
                            Miles & Stockbridge P.C.
                                Ten Light Street
                         Baltimore, Maryland 21202-1487
                                 (410) 727-6464

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                           Proposed maximum      Proposed maximum
Title of securities                      Amount to be       offering price      aggregate offering        Amount of
To be registered                        registered (1)       per share (2)           price (2)         registration fee
----------------                        --------------       --------------          ---------         ----------------
Common Stock,                              1,000,000             $24.20              $24,200,000             $2,300
 par value $1.00 per share (1)

Preferred Share Purchase Rights (3)        1,000,000                (3)                   (3)                  (3)
--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. The amount being registered also includes an indeterminate number of Common Shares which may be issuable as a result of stock splits, stock dividends and anti-dilution provisions and other terms in accordance with Rule 416.

(2) Determined pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, solely for the purposes of calculating the registration fee, on the basis of the average of the high and low sale prices on the NASDAQ Stock Market on June 13, 2002.

(3) The Preferred Share Purchase Rights are to be issued only in tandem with the shares of Common Stock. These rights have no offering price and no fee is required.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which Registration Statement No. 333-45651 on Form S-8, as filed with the Securities and Exchange Commission on February 5, 1998, relating to the Employees Retirement Savings Plan of Provident Bank of Maryland, is effective. Pursuant to General Instruction Form E, the contents of the above-listed Registration Statement are hereby incorporated by reference.

     The following documents filed by Provident Bankshares Corporation (the "Registrant") and the Employees Retirement Savings Plan of Provident Bank of Maryland (the "Plan") with the Securities and Exchange Commission (the "Commission") are incorporated by reference and made a part hereof:

     A. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, as amended by the Registrant's 10-K/A filed with the Commission on May 31, 2002

     B. The Plan's Annual Report on Form 11-K for the year ended December 31, 2000.

     C. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

     D. The Registrant's current reports on Form 8-K and 8-K/A filed with the Commission on January 18, 2002, January 23, 2002, February 27, 2002, March 18, 2002, April 1, 2002 and April 22, 2002.

     E. The description of the Registrant's Common Stock and Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on December 4, 1987, and January 25, 1995, respectively, and any amendment or report filed for the purposes of updating such descriptions.

All documents subsequently filed by the Registrant or by the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 8.     Exhibits.

(3.1) Articles of Incorporation of Provident Bankshares Corporation filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (File No. 33-58881), filed with the Commission on July 10, 1998, is incorporated herein by reference.

(3.2) Articles of Amendment to the Articles of Incorporation of Provident Bankshares Corporation filed as an Exhibit to Registrant's Registration Statement on Forms S-8 (File No. 33-58881), filed with the Commission on July 10, 1998, is incorporated herein by reference.

(3.3) Fourth Amended and Restated Bylaws of Provident Bankshares Corporation filed as an Exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 10, 2000, is incorporated herein by reference.

(4.1) Rights Agreement filed as an Exhibit to the Registrant's Registration Statement on Form 8-A, filed with the Commission on January 25, 1995, is incorporated herein by reference.

(4.2) Amendment No. 1 to Stockholder Protection Rights Agreement filed as an Exhibit to Registrant's Form 10-K for the year ended December 31, 1998.

(23)    Consent of Independent Accountants.

(24)    Powers of Attorney.

The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and will make or has made all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland, on June 14, 2002.


                               Provident Bankshares Corporation


                               By: /s/ Peter M. Martin
                                  ----------------------------------------------
                                  Peter M. Martin
                                  Chairman of the Board, Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                        Title                                 Date
               ---------                        -----                                 ----
/s/ Peter M. Martin           Chairman of the Board and Chief Executive         June 14, 2002
-------------------------
Peter M. Martin               Officer (Principal Executive Officer)

/s/ Dennis A. Starliper       Group Manager and Chief Financial Officer         June 14, 2002
-------------------------
Dennis A. Starliper           (Principal Financial Officer)

/s/ R. Wayne Hall             Treasurer (Principal Accounting Officer)          June 14, 2002
-------------------------
R. Wayne Hall

         *                    Director                                          June 14, 2002
-------------------------
Melvin A. Bilal

         *                    Director                                          June 14, 2002
-------------------------
Thomas S. Bozzuto

         *                    Director                                          June 14, 2002
-------------------------
Ward B. Coe, III

         *                    Director                                          June 14, 2002
-------------------------
Charles W. Cole, Jr.

         *                    Director                                          June 14, 2002
-------------------------
Pierce B. Dunn

         *                    Director                                          June 14_, 2002
-------------------------
Enos K. Fry

         *                    Director                                          June 14, 2002
-------------------------
Gary N. Geisel

           *                     Director                       June 14, 2002
-------------------------
Mark K. Joseph

           *                     Director                       June 14, 2002
-------------------------
Barbara B. Lucas

           *                     Director                       June 14, 2002
-------------------------
Peter M. Martin

           *                     Director                       June 14, 2002
-------------------------
Frederick W. Meier, Jr.

_________________________        Director                       June __, 2002
Sister Rosemarie Nassif

           *                     Director                       June 14, 2002
-------------------------
Francis G. Riggs

           *                     Director                       June 14, 2002
-------------------------
Sheila K. Riggs
                                 Director                       June 14, 2002
           *
-------------------------
Carl W. Stearn

*    By:  /s/ R. Wayne Hall                                     June 14, 2002
         ------------------------
          R. Wayne Hall
          Attorney-in-Fact

                                    THE PLAN

       Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on June 14, 2002.

                                            Employees Retirement Savings Plan of
                                            Provident Bank of Maryland


                                            By:/s/ Peter M. Martin
                                               ---------------------------------
                                               Peter M. Martin
                                               Member, Provident Bank of
                                               Maryland Retirement Benefits
                                               Committee

INDEX TO EXHIBITS

Exhibit Number             Description
--------------             -----------

(3.1) Articles of Incorporation of Provident Bankshares Corporation filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (File No. 33-58881), filed with the Commission on July 10, 1998, is incorporated herein by reference.

(3.2) Articles of Amendment to the Articles of Incorporation of Provident Bankshares Corporation filed as an Exhibit to Registrant's Registration Statement on Forms S-8 (File No. 33-58881), filed with the Commission on July 10, 1998, is incorporated herein by reference.

(3.3) Fourth Amended and Restated Bylaws of Provident Bankshares Corporation filed as an Exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 10, 2000, is incorporated herein by reference.

(4.1) Rights Agreement filed as an Exhibit to the Registrant's Registration Statement on Form 8-A, filed with the Commission on January 25, 1995, is incorporated herein by reference.

(4.2) Amendment No. 1 to Stockholder Protection Rights Agreement, filed as an Exhibit to Registrant's Form 10-K for the year ended December 31, 1998, is incorporated herein by reference.

(23)           Consent of Independent Accountants.

(24)           Powers of Attorney.